                                                                   EXHIBIT 10.2



                              SCOPE PRODUCTS, INC.

                           INCENTIVE AND NON-QUALIFIED
                                STOCK OPTION PLAN
                                  July 1, 1999

     1. Purpose. The purpose of this Scope Products, Inc. Incentive and Non-Qualified Stock Option Plan (the "Plan") is (a) to advance the interests of Scope Products, Inc. (the "Company") and its shareholder by offering to those key employees, including officers, of the Company or its subsidiaries who will be responsible for the long-term growth of the Company's earnings the opportunity to acquire or increase their equity interests in the Company, thereby achieving a greater commonality of interest between the shareholder and employees, and (b) to enhance the Company's ability to retain and attract highly qualified employees by providing an additional incentive to such employees to achieve the Company's long-term business plans and objectives.

     2. Awards. Awards under the Plan may be granted in the form of (i) incentive stock options ("ISO's") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options ("NQSO's"). ISO's and NQSO's shall hereinafter be referred to individually as an "Option" and collectively as "Options" in the Plan.

     3. Administration.

          a. Board. The Plan shall be administered by the Board of Directors of the Company (the "Board").

          b. Authority. The Board shall have full and final authority with respect to the Plan (i) to interpret all provisions of the Plan consistent with applicable federal or state law; (ii) to determine the employees who will receive Options; (iii) to determine the frequency of grant of Options; (iv) to determine the number and type (i.e., ISO's or NQSO's) of Options to be granted to each employee and the price at which they may be exercised; (v) to specify the number of shares subject to each Option; (vi) to prescribe the form and terms and conditions of agreements described in Section 3(c); (vii) to determine when Options may be exercised; or (viii) to adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (ix) to make all other determinations necessary or advisable for the administration of the Plan but only to the extent not contrary to or inconsistent with the provisions of the Plan. Any action of the Board of Directors shall be by majority vote.

          c. Option Agreement. The terms and conditions of each Option shall be provided in an Option Agreement which shall be signed by the Company and the Optionee at the time of grant. Such terms and conditions shall be consistent with the provisions of the Plan.

     4. Eligibility. The Board from time to time shall determine those officers and other key employees of the Company (including any subsidiary which now exists or may hereafter be acquired or created) to whom Options shall be granted (the "Optionee") and the number of Shares (as defined below) to be optioned to each Optionee. No director, outside consultant, nor other independent contractor who is not an employee of the Company or a subsidiary shall be eligible to receive Options under the Plan.

     In determining the number of Options to be granted to any Optionee, the Board shall consider, among other things, the annual remuneration received by the Optionee from the Company, the importance of the Optionee's corporate duties, and other relevant factors. Upon approval of the Board, the appropriate officers of the Company are hereby authorized to execute and deliver the Options in the name of the Company.

     5. Shares Subject to Plan.

          a. Number of Shares. Subject to adjustments as provided in Sections 7b and 9 hereof, the aggregate number of shares of common stock of the Company ("Shares") as to which Options may be granted under the Plan shall not exceed 1,000,000 Shares.

          b. Expired Options. If an Option granted hereunder shall expire or terminate for any reason without having been fully exercised then the Shares covered by the unexercised portion of such Option shall be available for purposes of the Plan.

     6. Options-General Provisions.

          a. Allotment of Shares. Following adoption of the Plan by the Board, the Board may, in accordance with the provisions of the Plan, grant Options to purchase Shares, subject to approval of the Plan in accordance with Section 9g by the shareholder.

          b. Option Price. The price per Share at which each Option granted under the Plan may be exercised ("Option Price") shall be determined by the Board in accordance with the following:

             i. ISO's. The Option Price at which each ISO granted under the Plan may be exercised shall not be less than one hundred percent (100%) of the fair market value of a Share at the time such ISO is granted. In the case of a Optionee who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company at the time an ISO is granted, the Option Price for such ISO shall not be less than one hundred ten percent (110%) of the fair market value of the Shares at the time the Option is granted.

               If the Company's common stock is not publicly traded the fair market value shall be an amount determined by the Board to be the price at which the Shares could reasonably be expected to be sold in an arm's length transaction giving due consideration to such factors as recent transactions involving Shares, the Company's actual and projected earnings, the value of the Company's assets, any appraised valuation of the Shares, and such other factors as the Board deems pertinent to determining fair market value.

               If the Company's common stock is listed on a national securities exchange or the high and low prices are reported by NASDAQ at the time an ISO is granted, then the fair market value of a Share shall be the average of the highest and lowest selling price of a Share on such exchange or as reported by the NASDAQ on the date such ISO is granted or, if there were no sales on said date, then on the next prior business day on which there were sales. If the Company's stock is traded other than on a national securities exchange or the high and low selling prices are not reported on NASDAQ at the time an ISO is granted, then the fair market value of a Share shall be the average between the bid and asked price of a Share on the date the ISO is granted as reported on NASDAQ, if available.

               ii. NQSO's. The Option Price at which each NQSO granted under the Plan may be exercised shall not be less than one hundred per cent (100%) of the fair market value of a Share at the time the NQSO is granted.

               iii. Initial Option Price. The Board has determined that the fair market value of the Shares as of the date of the Plan is $5.00.

          c. Option Period. An Option granted under the Plan shall terminate, and the right of the Optionee (or the Optionee's estate, personal representative, or beneficiary) to purchase Shares upon exercise of the Option shall expire on the date which is seven (7) years from the date of grant (the "Termination Date").

          d. Exercise of Options.

               i. By an Optionee During Continuous Employment. No Option may be exercised, in whole or in part, for a period of one year after the date of the granting of such Option. If the Optionee's employment with the Company terminates for any reason during that year, the Option shall remain unexercisable and immediately terminate. An Optionee who has been continuously employed by the Company or a subsidiary or a combination thereof since the date of grant is eligible to exercise all Options which are then exercisable up to the Termination Date of such Options. The Board will decide in each case, subject to the limitations set forth in Section 422 of the Code applicable to ISO's, to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not for this purpose be deemed interruptions of continuous employment.

               ii. Vesting. Every Option shall be exercisable as of the first anniversary of its date of grant, to the extent of all or any part of fifteen percent (15%) of the optioned Shares; as of the second anniversary of its date of grant it shall be exercisable to the extent of all or any part of thirty percent (30%) of the optioned Shares, less the number of Shares previously acquired hereunder; as of the third anniversary of its date of grant it shall be exercisable to the extent of all or any part of forty-five percent (45%) of the optioned Shares, less the number of Shares previously acquired hereunder; as of the fourth anniversary of its date of grant it shall be exercisable as to sixty percent (60%), less the number of Shares previously acquired hereunder; as of the fifth anniversary of its date of grant it shall be exercisable as to seventy-five percent (75%), less the number of Shares previously acquired hereunder; as of the sixth anniversary of its date of grant it shall be exercisable as to ninety (90%), less the number of Shares previously acquired hereunder; and during the remainder of the term of the Option it shall be exercisable, in whole or in part, for the full number of optioned Shares, less the number of Shares previously acquired hereunder.

               iii. Change of Control. In the event of a change of control of the Company prior to the Termination Date, the Option shall become immediately exercisable with respect to all Shares subject to the Option and shall remain fully exercisable for a period of ninety (90) days. If the Option has not been exercised within such ninety (90) day period, the Option shall terminate. For purposes of this section, a "change of control" shall mean the sale of substantially all the assets of the Company or of the subsidiary by which Optionee is employed; a sale by the Company of all of the outstanding shares of capital stock of the subsidiary by which Optionee is employed; or a sale of more than fifty percent (50%) of the Company's outstanding shares of capital stock to any person other than an affiliate of Scope Industries.

               iv. Termination of Employment. Every Option shall expire on the earlier to occur of (A) the Termination Date set forth in the Option, or (B) thirty (30) days after the cessation of the Optionee's employment with the Company or any subsidiary under any circumstances (except for a transfer of employment between Company and a subsidiary), unless such cessation was occasioned by death or disability within the meaning of Section 22(b)(3) of the Code ("total disability") of the Optionee; and, if exercised after such cessation of employment, may be exercised only in respect of the number of Shares which the Optionee could have acquired under the Option by the exercise thereof immediately prior to such cessation of employment. In the event of (1) the cessation of employment by reason of death or total disability of an Optionee or (2) the death of an Optionee within ninety (90) days following the cessation of his or her employment, the Option theretofore granted may be exercised within one year after the date of cessation of employment by reason of total disability or within one year after the date of death by the Optionee's estate or by the person or persons to whom the Optionee's rights under the Option shall pass by will or the laws of descent and distribution or by the custodian or guardian of the estate ("Optionee's representative"), but only in respect of the number of Shares which the Optionee could have acquired under the Option by the exercise thereof immediately prior to such cessation of employment. Notwithstanding the foregoing, the Option may not be exercised after the Termination Date.

          e. Termination of Options. An Option granted under the Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of the Plan, it can no longer be exercised for Shares originally subject to the Option.

          f. Persons Subject to Section 16 of the Exchange Act. Optionees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby advised that, to rely on Rule 16b-3, the Optionee may be required to hold any equity security of the Company acquired upon exercise of an Option by such person for at least six months after the date of grant of the Option.

     7. Manner of Exercise and Payment.

          a. Manner of Exercise. An Option granted pursuant to the Plan may be exercised, subject to provisions relative to its termination, from time to time, only by (i) written notice of intent to exercise the Option with respect to a specified whole number of Shares; (ii) payment to the Company in a manner permitted by Section 7b (contemporaneously with delivery of each such notice) of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised; and (iii) if the Company shall so require, written representation, in form and substance satisfactory to the Company, that the Shares received upon exercise of the Option are being acquired for investment. Each such notice, payment and representation shall be delivered to the Secretary of the Company or mailed by registered or certified mail, addressed to the Secretary of the Company at the Company's executive offices at California from time to time, until the total number of Shares then subject to the Option has been purchased. No Shares shall be delivered pursuant to the exercise of any Option until registered or qualified for delivery under those securities laws and regulations as may be deemed by the Board to be applicable thereto, or unless the Board determines that an exemption therefrom is available.

          b. Form of Payment. Payment for Shares pursuant to exercise of an Option shall be made in cash, by check, or by delivery of Shares having an aggregate fair market value equal to the Option Price for the total number of Shares with respect to which the Option is being exercised. If Shares previously acquired by exercise of an Option granted under the Plan are used for payment, such Shares shall be added back to the number of Shares available for grant under the Plan in accordance with the provision of Section 5.

          c. Limitations on Exercise. In the case of Options intended to be ISO's, the aggregate fair market value, determined as of the date of grant, of the Shares as to which such Options are exercisable for the first time by a Optionee shall be limited to $100,000 per calendar year.

     8. Right to Repurchase. Upon cessation of Optionee's employment, the Company shall have the right, but not the obligation, to purchase from the Optionee or the Optionee's representative, as applicable, any or all Shares acquired upon exercise of all or part of the Option. The Company may exercise such right upon written notice to the Optionee or the Optionee's representative, as applicable, within one hundred twenty (120) days of the cessation of employment and payment of an amount equal to the Option Price calculated in accordance with Section 6b for the Options granted under this Plan immediately prior to the termination of Optionee's employment, whether or not such Options were granted to the Optionee, but not less than Optionee's Option Price, times the number of Shares to be acquired by the Company. Thereafter, the Optionee or the Optionee's representative, as applicable, shall promptly return the duly endorsed stock certificates for cancellation.

     9. Other Provisions.

          a. Adjustments.

               i. Adjustment of Shares. In the event that the Company's outstanding shares of common stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company or another corporation by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, issuance or exercise of warrants or rights, the Board shall make an appropriate and equitable adjustment in the number and kind of Shares subject to outstanding Options, or portions thereof then unexercised, and the number and/or kind of Shares subject to the Plan so that after such event the proportional number or type of Shares subject to the Plan and the Optionee's right to a proportionate interest in the Company shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of any Option (except for any change in the total price resulting from rounding-off Share quantities or prices) and with any necessary corresponding adjustment in Option Price per Share. In addition, the Board, shall provide for such adjustments to the Plan or any Option granted thereunder as it shall deem appropriate to prevent the reduction or enlargement of rights, including adjustments in the event of changes in the outstanding common stock by reason of mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, liquidations, issuance or exercise of warrants or rights and the like in which the Company is not the sole surviving successor to the assets or business of the Company. In the event of any offer to holders of common stock generally relating to the acquisition of their shares, the Board shall make such adjustments as it deems equitable in respect of outstanding Options. Any adjustments made by the Board shall be final and binding upon all Optionees, the Company and all other interested persons.

               ii. Modification of ISO's. Notwithstanding the foregoing, any adjustments made with respect to ISO's shall be made only after the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISO's (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISO's. If the Board determines that such adjustments made with respect to ISO's would constitute a modification of such ISO's, it may refrain from making such adjustments.

          b. Non-Transferability. No Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option other than as permitted in the preceding sentence shall give no right to the purported transferee. An Option may be exercised only by the Optionee, except as provided in Section 6.

          c. Compliance with Law and Approval of Regulatory Bodies. No Option shall be exercisable and no Shares shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with the rules of all domestic stock exchanges on which the Company's shares may be listed. Any certificate issued to evidence Shares for which an Option is exercised shall bear such legends and statements as the Board deems advisable in order to assure compliance with federal and state laws and regulations. No Option shall be exercisable and no Shares shall be delivered under the Plan until the Company has obtained consent or approval from such regulatory bodies, federal or state, having jurisdiction over such matters as the Board may deem advisable.

          d. No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ of the Company or a subsidiary or shall in any way affect the right and power of the Company or a subsidiary to terminate the employment of any participant under the Plan at any time with or without assigning a reason therefor.

          e. Tax Withholding. The Board shall have the right to deduct from the delivery of Shares under the Plan pursuant to the exercise of an Option, any federal, state or local taxes of any kind required by law to be withheld with respect to such exercise or to take such other action as may be necessary in the opinion of the Board to satisfy all obligation for the payment of such taxes. If Shares which would otherwise be delivered are used to satisfy tax withholding, such Shares shall be valued based on the fair market value as of the date the tax withholding is required to be made.

          f. Amendment and Termination. The Board may at any time suspend, amend or terminate the Plan, and, without limiting the foregoing, the Board shall have the express authority to amend the Plan from time to time with or, subject to the requirements of the following paragraph, without approval by the shareholders, in the manner and to the extent that the Board believes is necessary or appropriate in order to cause the Plan to conform to provisions of Rule 16b-3 under the Exchange Act and any other rules under Section 16 of the Exchange Act, as any of such rules may be amended, supplemented or superseded from time to time. Except for adjustments made in accordance with Section 9a, the Board may not alter or impair any Option previously granted under the Plan. No Option may be granted during any suspension of the Plan or after termination thereof.

          In addition to Board approval of an amendment, if the amendment would:
(i) materially increase the benefits accruing to participants; (ii) increase the number of Shares deliverable under the Plan (other than in accordance with the provisions of Section 9a; or (iii) materially modify the requirements as to eligibility for participation in the Plan, then such amendment shall be approved by the holders of a majority of the Company's outstanding capital stock represented and entitled to vote at a meeting held for the purpose of approving such amendment to the extent required by Rule 16b-3 of the Exchange Act.

          g. Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board, subject to approval of the Plan by written consent of the holder of the outstanding shares of common stock of the Company. Options may be granted under the Plan prior to approval of the Plan by the shareholder, but no Option may be exercised until after the Plan has been so approved by the shareholders.

          h. Duration of the Plan. Unless previously terminated by the Board, the Plan shall terminate at the close of business on June 30, 2009, and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted.

          i. Use of Proceeds. The proceeds received by the Company from the sales of Shares under the Plan shall be used for general corporate purposes.

          j. Use of Certain Terms. The term "subsidiary" shall have the meaning ascribed to it in Section 424 of the Code and unless the context otherwise required, the other terms defined in Sections 421, 422 and 424, inclusive, of the Code and regulations and revenue rulings applicable thereto, shall have the meanings attributed to them therein.

          k. Governing Law. The law of the State of California will govern all matters relating to the Plan except to the extent it is superseded by the laws of the United States.